SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 7, 2005

             FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
             -------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                      Ohio
                 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

       001-06249                                         34-6513657
------------------------                    ------------------------------------
(Commission File Number)                    (I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts       02114
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)

                                 (617) 570-4600
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                       n/a
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

      On November 7, 2005, First Union Real Estate Equity and Mortgage Investment (the "Trust") entered into a definitive Securities Purchase Agreement with Vornado Investments L.L.C., an affiliate of Vornado Realty Trust ("Vornado"), pursuant to which the Trust agreed to sell to Vornado 3,522,566 shares (the "Vornado Shares"), representing 9.9% of the outstanding common shares of beneficial interest in the Trust after giving effect to the issuance of the Vornado Shares, at the previously agreed upon per share sale price of $4.00 for a total sales price of $14,090,264. The Vornado Shares were registered pursuant to the Trust's effective shelf registration statement on Form S-3 and the sale was consummated on November 7, 2005.

      In connection with the sale of the Vornado Shares, the Trust entered into Registration Rights Agreement with Vornado. Pursuant to the registration rights agreement, subject to certain conditions, Vornado has the right to request on one occasion that the Trust register the Vornado Shares for sale so long as Vornado then owns (i) all of the Vornado Shares; and (ii) pays all out-of-pocket costs of the Trust associated with such registration statement and sale.

      The foregoing summary is qualified in its entirety by reference to the Securities Purchase Agreement and Registration Rights Agreement attached hereto as Exhibits 10.1 and 10.2, respectively.

Item 2.01. Completion of Acquisition or Disposition of Assets

      On November 7, 2005, the Trust consummated the transactions contemplated by (i) a definitive Securities Purchase Agreement between the Trust and Newkirk Realty Trust, Inc. ("Newkirk") and (ii) an Acquisition Agreement between the Trust and Newkirk. Newkirk was formed to acquire a 30.1% interest in The Newkirk Master Limited Partnership, a Delaware limited partnership, which is a publicly reporting limited partnership that owns a diversified portfolio of triple-net leased properties and other real estate-related assets.

      Pursuant to the Securities Purchase Agreement, the Trust acquired 3,125,000 shares of common stock in Newkirk for a per share purchase price of $16.00, for a total purchase price of $50 million.

      Pursuant to the Acquisition Agreement, the Trust assigned to Newkirk all rights it held under an Exclusivity Services Agreement with Michael Ashner, the Trust's Chief Executive Officer, relating to business opportunities generated by or offered to Mr. Ashner relating to net lease assets, as defined. In consideration for the assignment of these rights, Newkirk issued to the Trust an additional 1,250,000 shares of Newkirk's common stock (the "Exclusivity Shares"). The transactions pursuant to both Agreements were entered into in connection with the closing of Newkirk's initial public offering.

      With respect to the Exclusivity Shares, 625,000 shares were received without vesting restrictions. The remaining 625,000 shares will vest in 36 equal monthly installments of 17,361shares per month, with the unvested amount subject to forfeiture if: (i) the advisory agreement between Newkirk and NKT Advisors LLC ("NKT"), the external advisor of Newkirk and an entity owned in part and controlled by Michael Ashner, is terminated by Newkirk for cause; (ii) Michael Ashner dies or becomes disabled, unless the other members of NKT's senior management then in place remain in their positions; or (iii) Michael Ashner resigns as an officer and director of both Newkirk and NKT. Conversely, all of the forfeiture restrictions shall terminate and the Exclusivity Shares subject to forfeiture shall fully vest : (i) if Newkirk terminates the advisory agreement with NKT other than for cause; (ii) if NKT terminates the advisory agreement following a breach of a material term of the advisory agreement by Newkirk that is not timely cured; or (iii) upon non-renewal of the advisory agreement. The Trust has full voting and dividend rights with respect to the 625,000 restricted shares, which rights shall terminate only upon forfeiture with respect to those shares that had not then vested.

      The assignment of the exclusivity rights provided for in the Acquisition Agreement immediately terminates and such rights revert back to the Trust upon:
(i) the resignation by Michael Ashner as an officer and director of both Newkirk and NKT; or (ii) the termination or non-renewal of the advisory agreement between Newkirk and NKT for any reason.

      The 4,375,000 shares of the common stock of Newkirk acquired by the Trust under the Agreements represent 22.58% of the outstanding common shares of Newkirk following the Newkirk IPO. In connection with the acquisition of the Newkirk shares as referenced above, the Trust entered into an Ownership Limit Waiver Agreement with Newkirk, permitting the Trust to own up to 17.5% of the Newkirk common stock determined on a fully-liquidated basis. In determining the Trust's ownership percentage in Newkirk for purposes of the Ownership Limited Waiver Agreement, the number of shares owned by the Trust is divided by the total number of shares of Newkirk common stock outstanding plus the total number of partnership units in The Newkirk Master Limited Partnership that are redeemable for shares of Newkirk common stock, whether or not such units are then redeemable. Accordingly, the Trust's ownership percentage for purposes of the Ownership Limit Waiver Agreement is 6.8% as there are 64,375,000 total units outstanding.

      In connection with the foregoing transactions, the Advisory Agreement between the Trust and FUR Advisors LLC, its external advisor, was modified to provide for a credit to the Trust equal to 80% of the incentive management fee, if any, payable by Newkirk to NKT under the advisory agreement between such parties. In the event that the credit exceeds the fee payable by the Trust to FUR Advisors, the excess is carried forward to subsequent quarters in the same year with any excess at year end being paid by FUR Advisors to the Trust. FUR Holdings LLC, the sole member of FUR Advisors, has effectively guaranteed these payments, if any. There can be no assurance that any incentive fee payable will be earned by NKT or, if earned, that the amount of such fee will be paid.

      In connection with the issuance of the Newkirk shares, the Trust has agreed not to sell, transfer, pledge, redeem or otherwise dispose of its shares of common stock in Newkirk for a period equal to the earlier of (i) three years from the date of the Newkirk IPO (November 2, 2008) or (ii) at such time as NKT is no longer providing advisory services to Newkirk; provided, however, in no event shall such period be less than one year from the date of the Newkirk IPO. Notwithstanding the foregoing, commencing one year from the date of the Newkirk IPO, the Trust is permitted to pledge its shares of common stock in Newkirk in connection with borrowings with a maximum principal amount no greater than 35% of the value (based on the Newkirk IPO common stock price) of all shares of Newkirk's common stock held by the Trust.

      The Trust also entered into a Registration Rights Agreement with Newkirk pursuant to which the Trust will have certain rights to demand that the shares acquired pursuant to the Securities Purchase Agreement and the Acquisition Agreement be registered pursuant to a registration statement or statements filed by Newkirk with the Securities and Exchange Commission.

      The foregoing summary is qualified in its entirety by reference to the Securities Purchase Agreement, Acquisition Agreement, Amended and Restated Advisory Agreement, Registration Rights Agreement and the other related agreements and documents which are attached hereto as Exhibits.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

      Effective November 7, 2005, the Trust adopted an amendment to Article VI,
Section 6 of its By-laws to provide that such section does not apply to Vornado and any wholly-owned subsidiary of Vornado Realty, L.P. with respect to ownership of shares of beneficial interest acquired pursuant to the Securities Purchase Agreement described in Item 1.01 above, so long as Vornado together with any wholly-owned subsidiary of Vornado Realty L.P. does not own more than the greater of (i) the number of shares acquired under the Securities Purchase Agreement or (ii) 9.9% of the Trust's outstanding shares of beneficial interest.

      On November 8, 2005, the Board of Trustees adopted Restated By-laws that incorporate the foregoing amendment as well as all prior amendments.

Item 7.01 Regulation FD Disclosure

      On November 7, 2005, First Union issued a press release announcing the transactions described in Item 1.01 above. A copy of the release is attached hereto as exhibit 99.1.

      Also on November 7, 2005, First Union issued a press release announcing the transactions described in Item 2.01 above. A copy of the release is attached hereto as exhibit 99.2.

Item 9.01. Financial Statements and Exhibits

      (b)   Pro Forma Financial Information.

            The financial information required will be filed prior to the 71st day after the date hereof

      (c)   Exhibits

      3.1   Bylaws of the Trust as restated on November 8, 2005

      10.1 Securities Purchase Agreement, dated November 7, 2005, between the Trust and Vornado Investments L.L.C. ("Vornado").

      10.2 Registration Rights Agreement, dated November 7, 2005, between the Trust and Vornado

      10.3 Securities Purchase Agreement, dated November 7, 2005, between Newkirk Realty Trust, Inc. and the Trust

      10.4. Acquisition Agreement, dated November 7, 2005, between Newkirk Realty Trust, Inc. and the Trust

      10.5 Registration Rights Agreement, dated November 7, 2005, between Newkirk Realty Trust, Inc.

      10.6 Amended and Restated Advisory Agreement, dated November 7, 2005, between the Trust, First Union REIT, L.P., and FUR Advisors LLC

      10.7 Amendment No. 1 to Exclusivity Services Agreement, dated November 7, 2005, between the Trust and Michael Ashner.

      10.8  Lock-Up Agreement, dated November 7, 2005, executed by the Trust

      10.9 Ownership Limit Waiver Agreement dated November 7, 2005, between the Trust and Newkirk Realty Trust, Inc.

      10.10 Joinder Agreement with respect to the Securities Purchase Agreement, dated November 7, 2005, by and among the Trust, Newkirk Realty Trust, Inc. and The Newkirk Master Limited Partnership

      10.11 Undertaking, dated November 7, 2005, by FUR Holdings LLC and FUR Advisors LLC for the benefit of the Trust.

      99.1 Press Release, dated November 7, 2005 relating to the stock sale by the Trust to Vornado.

      99.2 Press Release, dated November 7, 2005 relating to the transactions between the Trust and Newkirk.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 10th day of November, 2005.

                                              FIRST UNION REAL ESTATE EQUITY AND
                                              MORTGAGE INVESTMENTS


                                              By: /s/ Carolyn Tiffany
                                                  ------------------------------
                                                  Carolyn Tiffany
                                                  Chief Operating Officer